UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THOMPSON CREEK METALS COMPANY INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle
Suite 810
Littleton, CO 80120

**** IMPORTANT NOTICE TO SHAREHOLDERS****

Dear Thompson Creek Shareholder:

Thompson Creek Metals Company Inc. (the “Company”) held its Annual Meeting of Stockholders on Thursday, May 9, 2013. At the meeting, the Company's shareholders voted to approve the re-election of the Company's Board of Directors, to appoint the Company's independent registered public accounting firm and to approve the compensation of the Company's named executive officers. The meeting was then adjourned with respect to Proposals 2 and 3, the proposals to approve the Company's amended and restated long-term incentive plan and amended and restated employee stock purchase plan, in order to allow more time for the Company's shareholders to vote.

The adjournment with respect to Proposals 2 and 3 will be until 10:00 a.m., Mountain Time, on Wednesday, May 29, 2013 at the Company's offices at 26 West Dry Creek Circle, Littleton, CO 80120.

Proposals 2 and 3 are subject to a higher voting standard (greater than 50% of the total outstanding shares entitled to vote) than the other Proposals voted on at the Annual Meeting (greater than 50% of shares voting at the meeting). In addition, these Proposals are considered “non-routine” proposals and, as such, brokers do not have discretionary authority to vote on these proposals and must receive voting instructions from beneficial owners of shares held in street name in order for the shares to be voted.

Our records indicate that we have not yet received your vote. Please help the Company avoid the costs of further adjournments, phone calls and mailings by promptly voting your shares of common stock on Proposals 2 and 3. Your vote is important regardless of the number of shares that you own. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

The Board of Directors recommends that you vote FOR the approval of the amended and restated Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan and FOR the approval of the amended and restated Thompson Creek Metals Company Inc. 2010 Employee Stock Purchase Plan.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-800-267-0201.

Thank you for your investment in Thompson Creek Metals Company Inc. and for taking the time to vote your shares.

Sincerely,

Thompson Creek Metals Company Inc.